Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Bluerock Residential Growth REIT, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-200359, 333-203415, 333-208956 and 333-208988) and S-8 (No. 333-202569) of Bluerock Residential Growth REIT, Inc. (each, a “Registration Statement”), and the accompanying prospectus for each Registration Statement of our report dated September 29, 2016, relating to the Historical Statement of Revenues and Certain Direct Operating Expenses of Tenside Apartments for the year ended December 31, 2015, which appears in this Form 8-K/A.

/s/ BDO USA, LLP

New York, New York

September 29, 2016